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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Party City Corporation on Form S-8 of our report dated August 21, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in method of accounting for goodwill and other intangible assets to conform to Financial Accounting Standards Board Statement No. 142), included in the Annual Report on Form 10-K of Party City Corporation for the year ended June 28, 2003.

                                              /s/ Deloitte & Touche LLP

New York, New York
December 18, 2003